Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VitalStream Holdings, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Z. Belzowski, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Subsection 1350, as adopted pursuant to Subsection 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Z. Belzowski

Mark Z. Belzowski Chief Financial Officer August 13, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.